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                                                              EXHIBIT 10.2

                          SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of
June 29, 2000, by and among Intraware, Inc., a Delaware corporation, with headquarters located at 2000 Powell Street, Suite 140, Emeryville, California 94608 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "BUYERS").

                                    WHEREAS:

         A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

         B. The Company has authorized the following new series of its preferred stock, par value $0.0001 per share: the Company's Series A Preferred Stock (the "SERIES A PREFERRED STOCK"), the Company's Series B Preferred Stock (the "SERIES B PREFERRED STOCK") and the Company's Series C Preferred Stock (the "SERIES C PREFERRED STOCK") (collectively, the "PREFERRED STOCK"), which shall be convertible into shares of the Company's Common Stock, par value $0.0001 per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), in accordance with the terms of the Company's Certificates of Designations, Preferences and Rights of the Preferred Stock, substantially in the forms attached hereto as EXHIBIT A, EXHIBIT B and EXHIBIT C (collectively, the "CERTIFICATE OF DESIGNATIONS");

         C. Each Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, shares of the Series A Preferred Stock, shares of the Series B Preferred Stock and shares of the Series C Preferred Stock (collectively, the "PREFERRED SHARES") in the respective amounts set forth opposite such Buyer's name on the Schedule of Buyers (which amounts in the aggregate for all Buyers shall be: 834 shares of the Series A Preferred Stock, 833 shares of the Series B Preferred Stock and 833 shares of the Series C Preferred Stock) and warrants, in substantially the form attached hereto as EXHIBIT I (the "WARRANTS"), to acquire up to a number of shares of Common Stock determined pursuant to the terms of such Warrant (as exercised, collectively, the "WARRANT SHARES"); and

         D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as EXHIBIT D (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights with respect to the Conversion Shares and the Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

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              NOW THEREFORE, the Company and each Buyer hereby agree as
follows:

         1.       PURCHASE AND SALE OF PREFERRED SHARES.

                  (a) PURCHASE OF PREFERRED SHARES. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company the respective number of Preferred Shares set forth opposite such Buyer's name on the Schedule of Buyers, along with a Warrant to acquire up to the number of Warrant Shares determined pursuant to the terms of the Warrants issued in connection with such Preferred Shares (the "Closing"). The purchase price (the "PURCHASE PRICE") of each Preferred Share and the related Warrant at the Closing shall be $10,000.

                  (b) CLOSING DATE. The date and time of the Closing (the "CLOSING DATE") shall be 10:00 a.m. Central Time, within one (1) business day following the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and each Buyer). The Closing shall occur on the Closing Date at the offices of Katten Muchin Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

                  (c) FORM OF PAYMENT. On the Closing Date, (i) each Buyer shall pay the aggregate Purchase Price to the Company for the Preferred Shares and Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Buyer, stock certificates (in the denominations as such Buyer shall request) (the "PREFERRED STOCK CERTIFICATES") representing such number of the Preferred Shares of the respective series of the Preferred Shares which such Buyer is then purchasing (as indicated opposite such Buyer's name on the Schedule of Buyers) along with the Warrant such Buyer is purchasing hereunder, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

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         2.       BUYER'S REPRESENTATIONS AND WARRANTIES.

                  Each Buyer represents and warrants with respect to only itself that:

                  (a) INVESTMENT PURPOSE. Such Buyer (i) is acquiring the Preferred Shares and the Warrants, (ii) upon conversion of the Preferred Shares, will acquire the Conversion Shares then issuable and (iii) upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise thereof (the Preferred Shares, the Conversion Shares, the Warrants, and the Warrant Shares and the Dividend Shares (as defined in the Certificate of Designations) collectively are referred to herein as the "SECURITIES"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                  (b) ACCREDITED INVESTOR STATUS. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

                  (c) RELIANCE ON EXEMPTIONS. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

                  (d) INFORMATION. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

                  (e) NO GOVERNMENTAL REVIEW. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

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

                  (f) TRANSFER OR RESALE. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless
(A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company, in a reasonably acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended, (or a successor rule thereto) ("RULE 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and
(iii) neither the Company nor any other person is under any obligation to register the Securities for resale under the 1933 Act or any state securities laws or to comply with the terms and conditions of any resale exemption thereunder.

                  (g) LEGENDS. Such Buyer understands that the certificates or other instruments representing the Preferred Shares and the Warrants and, until such time as the sale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for sale under the 1933 Act,

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

(ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company, in a reasonably acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144. Each Buyer acknowledges, covenants and agrees to sell the Securities represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the 1933 Act, or (ii) advice of counsel that such sale is exempt from the registration requirements of Section 5 of the 1933 Act.

                  (h) VALIDITY; ENFORCEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable against such Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                  (i) RESIDENCY. Such Buyer is a resident of that country specified in its address on the Schedule of Buyers.

         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to each of the Buyers that:

                  (a) ORGANIZATION AND QUALIFICATION. The Company and its "SUBSIDIARIES" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns a majority of the capital stock or holds a majority of the equity or similar interest) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE Effect" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below) or the Certificate of Designations. The Company does not, directly or indirectly, own capital stock or hold an equity or similar interest in any entity, except as set forth on SCHEDULE 3(A).

                  (b) AUTHORIZATION; ENFORCEMENT; VALIDITY. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration

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Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in
Section 5), the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS") and to file, and perform its obligations under, the Certificate of Designations, and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the filing of the Certificate of Designations by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including without limitation the issuance of the Preferred Shares and the Warrants and the reservation for issuance and the issuance of the Conversion Shares and the Warrant Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company's Board of Directors by unanimous written consent and no further consent or authorization is required by the Company, its Board of Directors or its stockholders (except to the extent that stockholder approval may be required pursuant to the rules of The Nasdaq Stock Market, Inc. for the issuance of a number of Conversion Shares greater than 19.99% of the number of shares of Common Stock outstanding immediately prior to the Closing Date). This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. As of the Closing, the Transaction Documents dated after the date hereof shall have been duly executed and delivered by the Company, and shall constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. Upon its filing with the Secretary of State of the State of Delaware, the Certificate of Designations will be in full force and effect, enforceable against the Company in accordance with its terms.

                  (c) ISSUANCE OF SECURITIES. The Preferred Shares are duly authorized and, upon issuance at the Closing, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issue thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Designations. At least 1,750,000 2,000,000 shares of Common Stock have been duly authorized and reserved for issuance upon conversion of the Preferred Shares and upon exercise of the Warrants. Upon conversion or exercise in accordance with the Certificate of Designations or the Warrants, as the case may be, the Conversion Shares and the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities is exempt from registration under the 1933 Act.

                  (d) NO CONFLICTS. Except as disclosed in SCHEDULE 3(D), the execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designations and the consummation by

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the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below), any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the Bylaws (as defined below) or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The Nasdaq Stock Market, Inc.) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

                  (e) CONSENTS. Except as disclosed in SCHEDULE 3(E) and except for the filing of the Registration Statement (as defined in the Registration Rights Agreement) with the SEC, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or to perform its obligations under the Certificate of Designations, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain or make pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof or will be so obtained or effected in a timely manner. The Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the foregoing.

                  (f) ACKNOWLEDGMENT REGARDING BUYER'S PURCHASE OF SECURITIES. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby, and that no Buyer is (i) an officer or director of the Company, (ii) an "affiliate" of the Company (as defined in Rule 144) or (iii) a "beneficial owner" of more than 10% of the Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act (as defined below)). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents and the Certificate of Designations has been based solely on the independent evaluation by the Company and its representatives.

                  (g) NO GENERAL SOLICITATION; PLACEMENT AGENT. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933

Act) in connection with the offer or sale of the Securities. The Company acknowledges that it has not engaged a placement agent in connection with the sale of the Preferred Shares and the related Warrants.

                  (h) NO INTEGRATED OFFERING. None of the Company, its Subsidiaries, any of their affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

                  (i) APPLICATION OF TAKEOVER PROTECTIONS; RIGHTS AGREEMENT. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyers as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyer's ownership of the Securities. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

                  (j) SEC DOCUMENTS; FINANCIAL STATEMENTS. Since February 28, 1999, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered to the Buyers or their respective representatives true and complete copies of the SEC Documents, or portions thereof, which have not been filed electronically with the SEC through the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved
(except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

                  (k) ABSENCE OF CERTAIN CHANGES. Except as disclosed in
SCHEDULE 3(K), since February 29, 2000, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings. Except as disclosed in SCHEDULE 3(K), since February 29, 2000, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000.

                  (l) NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS OR CIRCUMSTANCES. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

                  (m) CONDUCT OF BUSINESS; REGULATORY PERMITS. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or Bylaws or their organizational charter or bylaws, respectively. Except as disclosed in
SCHEDULE 3(M), neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of The Nasdaq Stock Market, Inc. (the "PRINCIPAL MARKET"), including, without limitation, the listing requirements set forth in Rule 4310(c)(25)(H)(i)(d) of The Nasdaq Stock Market, Inc. and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock by the Nasdaq National Market (the "PRINCIPAL MARKET") in the foreseeable future. Except as disclosed in
SCHEDULE 3(M), since February 28, 1999, (i) the Company's Common Stock has been designated for quotation or listed on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

                  (n) FOREIGN CORRUPT PRACTICES. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                  (o) TRANSACTIONS WITH AFFILIATES. Except as set forth on
SCHEDULE 3(O) and in the SEC Documents filed at least ten days prior to the date hereof and other than the grant of stock options disclosed on SCHEDULE 3(P), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

                  (p) EQUITY CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (x) 250,000,000 shares of Common Stock, of which as of the date hereof, 26,218,175 shares are issued and outstanding, 1,353,090 shares are reserved for issuance pursuant to the Company's stock option and purchase plans and no shares are reserved for issuance pursuant to securities (other than the Preferred Shares and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock, and (y) 10,000,000 shares of preferred stock, of which as of the date hereof, none are issued and outstanding, and none are reserved for issuance (other than the Preferred Stock). All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in SCHEDULE 3(P): (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (iv) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (vi) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "BYLAWS"), and the terms of all securities convertible into or exercisable or exchangeable for Common Stock and the material rights of the holders thereof in respect thereto.

                  (q) INDEBTEDNESS AND OTHER CONTRACTS. Except as disclosed in SCHEDULE 3(Q), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement, instrument or Indebtedness, except where such violations and defaults would not result, either individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument, the performance of which, in the judgement of the Company's officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement, (x) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease,
(G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contracts rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above, (y) "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto, and (z) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  (r) ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, except as set forth in the SEC Documents filed with the SEC at least five (5) days prior to the date hereof or SCHEDULE 3(R).

                  (s) INSURANCE. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.

                  (t) EMPLOYEE RELATIONS. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer, to the best knowledge of the Company and its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

                  (u) TITLE. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in SCHEDULE 3(U). Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

                  (v) INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct their respective businesses as now conducted. Except as set forth on SCHEDULE 3(V), none of the Company's Intellectual Property Rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of the Intellectual Property Rights of others, or of any such development of similar or identical trade secrets or technical information by others. Except as set forth on SCHEDULE 3(V), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding Intellectual Property Rights or other infringement. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

                  (w) ENVIRONMENTAL LAWS. The Company and its Subsidiaries
(i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing cases, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.

                  (x) TAX STATUS. The Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                  (y) KEY EMPLOYEES. Except as described in SCHEDULE 3(Y), no director or executive officer has borrowed money pursuant to a currently outstanding loan that is secured by the Common Stock or any right or option to receive Common Stock.

         4.       COVENANTS.

                  (a) BEST EFFORTS. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                  (b) FORM D AND BLUE SKY. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall timely take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

                  (c) REPORTING STATUS. Until the date on which the Investors (as that term is defined in the Registration Rights Agreement) shall have sold all the Conversion Shares and the Warrant Shares and none of the Preferred Shares or Warrants is outstanding (the "REPORTING PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

                  (d) USE OF PROCEEDS. The Company will use the proceeds from the sale of the Securities for substantially the same purposes and in substantially the same amounts as indicated in SCHEDULE 4(D).

                  (e) FINANCIAL INFORMATION. The Company agrees to send the following to each Investor during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through EDGAR, within one business day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

                  (f)      [INTENTIONALLY OMITTED.]

                  (g) LISTING. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents and the Certificate of Designations. The Company shall maintain the Common Stock's authorization for quotation on the Nasdaq National Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).

                  (h) EXPENSES; FEES. Subject to Section 8 below, at the Closing, the Company shall pay a nonaccountable expense allowance of $44,200 to Fisher Capital Ltd. (a Buyer) or its designee(s) and $20,800 to Wingate Capital Ltd. (a Buyer) or its designee(s), which amounts shall be withheld by each such Buyer from its Purchase Price at the Closing. The Company shall be responsible for the payment of any placement agent's fees or broker's commissions relating to or arising out of the transactions contemplated hereby.

                  (i) CAPITAL AND SURPLUS; SPECIAL RESERVES. The Company agrees that the capital of the Company (as such term is used in Section 154 of the General Corporation Law of Delaware) in respect of the Preferred Shares shall be at least equal to the aggregate stated value of such Preferred Shares and that it shall not increase the capital of the Company with respect to any shares of the Company's capital stock outstanding as of the date hereof at anytime on or after the date of this Agreement, nor shall it increase the capital of the Company with respect to any shares of the Company's capital stock issued after the date hereof after the date of issuance of such shares (other than the Preferred Shares). The Company also agrees that it shall not create any special reserves under Section 171 of the General Corporation Law of Delaware without the prior written consent of each holder of Preferred Shares. So long as any Preferred Shares remain outstanding, the Company shall not account for as surplus or transfer to or otherwise allocate to the Company's surplus account for purposes of the Delaware General Corporation Law any of the capital represented by the Preferred Shares, including, without limitation, for the purpose of reducing any of its capital stock as contemplated by Section 244 of the Delaware General Corporation Law. The amount to be represented in the capital account for the Preferred Stock at all times for each outstanding Preferred Share shall be an amount equal to the product of (i) the Stated Value (as defined in the Certificate of Designations) and (ii) 120%.

                  (j) PLEDGE OF SECURITIES. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, any other Transaction Document or the Certificate of Designations, including without limitation, Section 2(f) of this Agreement; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

                  (k) DISCLOSURE OF TRANSACTIONS AND OTHER MATERIAL INFORMATION. On or before the first business day following the Closing Date, the Company shall file a Form 8-K describing the terms of the transactions contemplated by the Transaction Documents and the Certificate of Designations in the form required by the 1934 Act, and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of Warrant and the Registration Rights Agreement) and the Certificate of Designations as exhibits to such filing (including all attachments, exhibits and schedules to such documents, the "8-K FILING"). From and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material nonpublic information received from the Company, any of its subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyer. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein, in the Transaction Documents or in the Certificate of Designations, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby or disclosing the name of any Buyer; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

                  (l) RESTRICTION ON REDEMPTION AND CASH DIVIDENDS. So long as any Preferred Shares are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, the Common Stock without the prior express written consent of the holders of not less than two-thirds of the then outstanding Preferred Shares.

                  (m) LIMITATION ON NET SALES OF COMMON STOCK. So long as a Buyer holds any Preferred Shares, such Buyer agrees that it will not enter into, directly or indirectly, (A) any net sales of Common Stock on any single day in excess of that number of shares of Common Stock equal to the product of (I) the quotient of (x) the number of Preferred Shares purchased by such Buyer on the Closing Date, divided by (y) the aggregate number of Preferred Shares purchased by all the Buyers on the Closing Date, multiplied by (II) 10% of the daily trading volume for the Common Stock (as reported by Bloomberg Financial Markets "BLOOMBERG") for that trading day and (B) any net sales of Common Stock on any day during a Pricing Period Suspension (as defined in the Certificate of Designations); provided, however, that the restrictions on net sales set forth above shall not apply (i) on and after the first date on which there has been any Change of Control (as defined in Section 5(a) of the Certificate of Designations) or an announcement of any pending, proposed or intended Change of Control, (ii) on and after the first date on which there has occurred a Triggering Event (as defined in Section 4(a) of the Certificate of Designations) or an event that with the passage of time and without being cured would constitute a Triggering Event, (iii) if the Company is in default under the Certificate of Designations for failing to effect any requested conversion or redemption of any Preferred Shares pursuant to the Certificate of Designations, (iv) on and after any date on which the Company issues or sells or is deemed to have issued or sold any Variable Securities (as defined in the Certificate of Designations), (v) on and after the Stockholder Meeting Deadline (as defined in Section 4(n)), if the Company fails to receive the Stockholder Approval (as defined in Section 4(n)) on or before the Stockholder Meeting Deadline, (vi) on and after the 20th trading day prior to the date which is two (2) years after the Closing Date, or (vii) on and after the date on which the Company first delivers a Notice of Merger Conversion (as defined in Section 8 of the Certificate of Designations) to such Buyer. Notwithstanding the foregoing, an Affiliate of Marshall Capital Management, Inc. (a Buyer) shall not be subject to the restrictions set forth in this Section 4(m) only to the extent that such Affiliate is not acting in concert with, or at the direction of, Marshall Capital Management, Inc. "Affiliate" for purposes of this Section 4(m) means, with respect to any person or entity, another person or entity that, directly or indirectly, (X) controls that person or entity, (Y) is controlled by that person or entity, or (Z) shares common control with that person or entity. "Control" or "controls" for purposes of this Section 4(m) means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

                  (n) PROXY STATEMENT. In connection with the next meeting of stockholders of the Company, which meeting shall not be later than September 30, 2000 (the "STOCKHOLDER MEETING DEADLINE"), the Company shall provide each stockholder entitled to vote at such meeting with a proxy statement, which has been previously reviewed by the Buyers and a counsel of their choice, soliciting each such stockholder's affirmative vote at such stockholder meeting for approval of the Company's issuance of all of the Securities as described in this Agreement (such affirmative vote is referred to in this Agreement as the "STOCKHOLDER APPROVAL"), and the Company shall use its best efforts to solicit its stockholders' approval of such issuance of the Securities and cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal. If the Company fails to hold a meeting of its stockholders by the Stockholder Meeting Deadline seeking the Stockholder Approval, then, as partial relief (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Preferred Shares an amount in cash per Preferred Share equal to the product of (i) $10,000 multiplied by (ii) .025 multiplied by (iii) the quotient of (x) the number of days after the Stockholder Meeting Deadline and prior to the date that a meeting of the Company's stockholders seeking the Stockholder Approval is held, divided by (y) 30. The Company shall make the payments referred to in the immediately preceding sentence within five days of the earlier of (I) the holding of the meeting of the Company's stockholders, the failure of which resulted in the requirement to make such payments, and (II) the last day of each 30-day period beginning on the Stockholder Meeting Deadline, as the case may be. In the event the Company fails to make such payments in a timely manner, such payments shall bear interest at the rate of 2.0% per month (pro rated for partial months) until paid in full.

                  (o)      FINANCIAL COVENANTS OF THE COMPANY.

                           (i)      DEFINITIONS.  For purposes of this
Agreement:

                           "CASH BURN" means the lesser of (A) earnings before taxes, depreciation, amortization, amortization of unearned compensation, provisions for doubtful accounts and Other Items (all as determined in accordance with generally accepted accounting principles ("GAAP"), less net change in investing activities, not including net investments in Cash Equivalents; and (B) the change in cash and Cash Equivalents, plus the change in Adjusted Working Capital; provided, however, that if the lesser of the immediately preceding clauses (A) and (B) is greater than zero, then Cash Burn shall be deemed to be equal to zero.

                           "CASH EQUIVALENTS" means: (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof having maturities of not more than one (1) year from the date of acquisition; (b) certificates of deposit, time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than one (1) year, issued by any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service Inc. and in either case having a tenor of not more than three (3) months,; (d) reputable and nationally recognized money market funds with a minimum of $100,000,000 in assets, and pursuant to which the Company may withdraw its investment at any time without penalty; and (e) securities purchased or investments made by the Company pursuant to and in compliance with the Intraware, Inc. Investment Policy Statement Effective March 1999 (without giving effect to any amendments or modifications after March 1999), which is attached hereto as EXHIBIT K, to the extent that such securities or investments are not covered by the immediately preceding clauses
         (a), (b), (c) or (d).

                           "ADJUSTED WORKING CAPITAL" means the current assets minus current liabilities, as determined in accordance with GAAP; provided, however, that for purposes of this definition of Adjusted Working Capital, current assets shall not include cash and Cash Equivalents.

                           "OTHER ITEMS" means, to the extent agreed to by the Buyers and the Company, other non-cash items that are included in the net cash used in operating activities section of the cash flow statement.

                           (ii) COVENANTS. The Company covenants that so long
as any Preferred Shares remain outstanding (the "FINANCIAL COVENANT COMPLIANCE PERIOD"):

                                    (A)      CASH BALANCE.  The Company shall
         not permit the aggregate amount of cash and Cash Equivalents of the Company to fall below $7,000,000. In determining the amount of the Company's cash and Cash Equivalents, the Company shall not include in its calculation any cash or Cash Equivalents which are restricted or encumbered (other than cash and Cash Equivalents which are restricted by the terms of this Agreement).

                                    (B) CASH BURN. The Company shall not
         permit the absolute value of Cash Burn for any quarterly period set forth below to exceed the amount set forth in the table below with respect to such quarterly period (provided, however, that this Section 4(o)(ii)(B) shall not apply in any quarterly period in which the aggregate amount of cash and Cash Equivalents of the Company exceeds $25,000,000 at the end of such quarterly period):

                           QUARTERLY PERIOD ENDED             CASH BURN
                           ----------------------------------------------
                           August 31, 2000                    $12,000,000
                           November 30, 2000                  $10,000,000
                           February 28, 2001                  $10,000,000
                           May 31, 2001                       $8,000,000
                           August 31, 2001                    $8,000,000
                           November 30, 2001                  $6,000,000
                           February 28, 2002                  $6,000,000
                           May 31, 2002                       $6,000,000

                  (iii) COMPLIANCE. During the Financial Covenant Compliance Period, the Company shall deliver to the Buyers a duly executed and completed copy of a certificate in the form of EXHIBIT J (a "COMPLIANCE CERTIFICATE") on the same day as the Company files a Quarterly Report on Form 10-Q or Annual Report on Form 10-K with respect to any period ended on a date set forth in Section 4(o)(ii)(B) (each, an "SEC FILING") with the SEC, which Compliance Certificate and SEC Filing each shall include sufficient detail to permit each Buyer to independently ascertain, based on such detailed information, whether the Company is in compliance with the financial covenants set forth in this Section 4(o) during the most recent quarterly period covered by such SEC Filing. In addition, each Compliance Certificate shall (A) contain a statement that the officer executing such Compliance Certificate has reviewed the relevant terms of this Agreement and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the SEC Filing to the date of the Compliance Certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a violation of this Section 4(o) or, if any such condition or event existed or exists, specifying the nature and period of existence thereof, and (B) shall not contain any material, nonpublic information. Furthermore, during the

Financial Covenant Compliance Period, each press release by the Company which includes quarterly or annual financial information about the Company shall include sufficient detail, including a cash flow statement, to permit each Buyer to independently ascertain, based on such detailed information, whether the Company is in compliance with the financial covenants set forth in this
Section 4(o) during the most recent quarterly period covered by such press release. It shall be a breach of this Section 4(o) if (I) the Buyers do not receive the Compliance Certificate from the Company on or before the day which is 45 days after the end of any quarterly period for which the Company would ordinarily be required to file a Quarterly Report on Form 10-Q or 90 days after the end of any quarterly period for which the Company would ordinarily be required to file an Annual Report on Form 10-K (or if such 45th or 90th day falls on a Saturday, Sunday or holiday, the first business day following such 45th or 90th day, as the case may be), (II) the Company issues a press release or files an SEC Filing containing information which demonstrates that the Company is not in compliance with the financial covenants set forth in this Section 4(o), or (III) the Company is not in compliance with the financial covenants set forth in this Section 4(o) on any date or for any quarterly period in the Financial Covenant Compliance Period.

                  (p) SUCCESS FEE. If the Company delivers a Notice of Merger Conversion (as defined in the Certificate of Designations), then within five
(5) business days of such delivery, the Company shall pay as a success fee an amount in cash to each Buyer equal to such Buyer's pro rata portion (based on the number of Preferred Shares issued to such Buyer on the Closing Date relative to the aggregate number of Preferred Shares issued to all the Buyers on the Closing Date) of the product of 0.03, multiplied by the Net Investment (the "SUCCESS FEE"); provided, however, that the provisions of this Section 4(p) shall no longer apply after the Company has paid a Success Fee to the Buyers in accordance with this Section 4(p). "NET INVESTMENT" means the (i) aggregate Purchase Price for the Preferred Shares and the related Warrants purchased by all of the Buyers at the Closing, minus (ii) the Purchase Price paid by the Buyers at the Closing with respect to the aggregate number of Preferred Shares for which the Company paid the Pricing Period Redemption Price to the Buyers pursuant to Section 10 of the Certificate of Designations. The Company shall pay the respective Success Fee to each Buyer by wire transfer of immediately available funds in accordance with each Buyer's written wire instructions.

                  (q) INVESTMENT POLICY. The Company agrees that it shall comply with the Intraware, Inc. Investment Policy Statement Effective March 1999, which is attached as EXHIBIT K, at all times during the Financial Covenant Compliance Period, without giving effect to any amendments or modifications after March 1999.

         5.       TRANSFER AGENT INSTRUCTIONS.

                  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares or exercise of the Warrants in the form of EXHIBIT F attached hereto (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to
Section 2(f) hereof will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer, and shall promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144 or any other exemption under the 1933 Act, the transfer agent shall issue such Securities to the buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The obligation of the Company hereunder to issue and sell the Preferred Shares and related Warrants to a Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                  (a) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

                  (b) The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware.

                  (c) Such Buyer shall have delivered to the Company the Purchase Price for the Preferred Shares and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company (less any funds withheld pursuant to Section 4(h)).

                  (d) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

         7.       CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

                  The obligation of each Buyer hereunder to purchase the Preferred Shares and related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                  (a) The Company shall have executed and delivered to such Buyer (i) each of the Transaction Documents and (ii) the Preferred Stock Certificates (in such denominations as such Buyer shall request) and the Warrants being purchased by such Buyer pursuant to this Agreement at the Closing.

                  (b) The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware, and a copy thereof certified by such Secretary of State shall have been delivered to such Buyer.

                  (c) Such Buyer shall have received the opinion of the Company's counsel dated as of the Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of EXHIBIT E attached hereto.

                  (d) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of EXHIBIT F attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                  (e) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each domestic Subsidiary in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within 10 days of the Closing Date.

                  (f) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within 10 days of the Closing Date.

                  (g) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company dated as of the Closing Date, as to (i) the resolutions described in Section 3 as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as EXHIBIT G.

                  (h) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached here to as EXHIBIT H.

                  (i) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

                  (j) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

                  (k) (i) The Common Stock shall be designated for quotation or listing on the Principal Market, and (ii) trading in the Common Stock on the Principal Market shall not have been suspended by the SEC or the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened.

                  (l) Each other Buyer shall have tendered to the Company the Purchase Price for the number of Preferred Shares set forth opposite such Buyer's name on the Schedule of Buyers and the related Warrants.

                  (m) The Company shall have made a press release regarding its earnings for the first quarter of the fiscal year ending February 28, 2001 (including, without limitation, all the information in the quarterly update of the Company's financial position attached as Exhibit A to the Company's disclosure schedules attached to this Agreement), which includes the Company's statement of cash flow information for that quarter, and regarding any other material, nonpublic information provided to any Buyer prior to or on the Closing Date.

         8. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before five business days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the nonbreaching Buyers for the expenses described in Section 4(h) above.

         9.       MISCELLANEOUS.

                  (a) GOVERNING LAW; JURISDICTION; JURY TRIAL. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this agreement or any transaction contemplated hereby.

                  (b) COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                  (c) HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  (d) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  (e) ENTIRE AGREEMENT; AMENDMENTS. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the Preferred Shares then outstanding (or if prior to the Closing, the Buyers listed on the Schedule of Buyers as purchasing at least a majority of the Preferred Shares to be purchased at the Closing), and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents and the Certificate of Designations.

                  (f) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                  Intraware, Inc.
                  2000 Powell Street, Suite 140
                  Emeryville, California 94608
                  Telephone:    925-253-4500
                  Facsimile:    510-597-4890
                  Attention:    President

         With a copy to:

                  Wilson Sonsini Goodrich & Rosati
                  Professional Corporation
                  650 Page Mill Road
                  Palo Alto, California 94304
                  Telephone:    650-493-9300
                  Facsimile:    650-493-6811
                  Attention:    Adam R. Dolinko, Esq.
                                John L. Donahue, Esq.

         If to the Transfer Agent:

                  Harris Trust Company of California
                  601 South Figueroa, 49th Floor
                  Los Angeles, CA 90017
                  Telephone:    213-239-0678
                  Facsimile:    213-239-0631
                  Attention:    Neil T. Rosso

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

                  (g) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the Preferred Shares then outstanding, including by merger or consolidation, except pursuant to a Change of Control (as defined in Section 5 of the Certificate of Designations) with respect to which the Company is in compliance with Section 5 of the Certificate of Designations and Section 9 of the Warrants. A Buyer may assign some or all of its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld.

                  (h) NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  (i) SURVIVAL. Unless this Agreement is terminated under
Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                  (j) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  (k) INDEMNIFICATION. In consideration of each Buyer's execution and delivery of the Transaction Documents to which it is a party and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents and the Certificate of Designations, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(k), or (iv) solely the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

                  (l) NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  (m) REMEDIES. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and the Certificate of Designations and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person (as defined in Section 3(q)) having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                  (n) PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Certificate of Designations or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                               * * * * * *

         IN WITNESS WHEREOF, each Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                                 BUYERS:

INTRAWARE, INC.                          FISHER CAPITAL LTD.


By: /s/ Peter H. Jackson               By: /s/ Daniel J. Hopkins
   -------------------------------         ----------------------------
Name:  Peter H. Jackson                Name: Daniel J. Hopkins
      -----------------------------
Title:  Chief Executive Officer        Title: Authorized Signatory

                                         WINGATE CAPITAL LTD.


                                       By: /s/  Daniel J. Hopkins
                                          -------------------------------
                                       Name: Daniel J. Hopkins

                                       Title: Authorized Signatory

                                       HFTP INVESTMENT L.L.C.

                                       By: /s/ Stefan Rosen
                                          -------------------------------
                                       Name: Stefan Rosen
                                       Title: Authorized Signatory

                                       MARSHALL CAPITAL MANAGEMENT, INC.

                                       By: /s/ Al Weine
                                          -------------------------------
                                       Name:  Al Weine
                                       Title:  President

                                                SCHEDULE OF BUYERS

   INVESTOR'S NAME          INVESTOR ADDRESS             NUMBER OF    NUMBER OF    NUMBER OF    INVESTOR'S LEGAL REPRESENTATIVES'
                          AND FACSIMILE NUMBER           SHARES OF    SHARES OF    SHARES OF       ADDRESS AND FACSIMILE NUMBER
                                                         SERIES A      SERIES B     SERIES C
                                                         PREFERRED    PREFERRED    PREFERRED
                                                           STOCK        STOCK        STOCK
----------------------------------------------------------------------------------------------- -----------------------------------
Fisher Capital Ltd.       Citadel Investment Group, L.L.C.        284          283          283     Katten Muchin Zavis
                          225 West Washington Street                                                525 W. Monroe Street
                          Chicago, Illinois 60606                                                   Chicago, Illinois 60661-3693
                          Attention: Daniel J. Hopkins                                              Attention: Robert J. Brantman,
                                    Jefrey D. Rogers                                                Esq.
                          Facsimile: (312) 338-0780                                                 Facsimile: (312) 902-1061
                          Telephone: (312) 696-2100                                                 Telephone: (312) 902-5200
                          Residence: Cayman Islands

Wingate Capital Ltd.      Citadel Investment Group, L.L.C.        133          134          133     Katten Muchin Zavis
                          225 West Washington Street                                                525 W. Monroe Street
                          Chicago, Illinois 60606                                                   Chicago, Illinois 60661-3693
                          Attention: Daniel J. Hopkins                                              Attention: Robert J. Brantman,
                                    Jefrey D. Rogers                                                Esq.
                          Facsimile: (312) 338-0780                                                 Facsimile: (312) 902-1061
                          Telephone: (312) 696-2100                                                 Telephone: (312) 902-5200
                          Residence: Cayman Islands

HFTP Investment L.L.C.    Promethean Asset Management,            167          166          167        Katten Muchin & Zavis
                          L.L.C.                                                                         525 W. Monroe Street
                          750 Lexington Avenue, 22nd Floor                                           Chicago, Illinois 60661-3693
                          New York, NY 10022                                                        Attention: Robert J. Brantman,
                          Attention: John Floegel                                                                Esq.
                          Telephone: (212) 702-5200                                                   Telephone: (312) 902-5200
                          Facsimile: (212) 758-9334                                                   Facsimile: (312) 902-1061
                          Residence: New York

Marshall Capital          Marshall Capital Management, Inc.        250          250          250      Solomon, Zauderer, Ellenhorn,
Management, Inc.          Credit Suisse First Boston                                                         Frischer & Sharp
                          11 Madison Ave., 7th Floor                                                       45 Rockefeller Plaza
                          New York, NY 10010                                                             New York, New York 10111
                          Attention: Allan Weine                                                         Attention: Robert Mazzeo
                                     Charles Gassenheimer                                                Telephone: (212) 956-3700
                          Telephone: (212) 325-0038                                                      Facsimile: (212) 956-4068
                                     (312) 750-3239
                          Facsimile: (212) 325-6519
                                     (312) 750-1031
                          Residence: New York

                                                     SCHEDULES

Schedule 3(a)              Subsidiaries
Schedule 3(d)              Conflicts
Schedule 3(e)              Consents
Schedule 3(k)              Material Changes
Schedule 3(m)              Conduct of Business; Regulatory Permits
Schedule 3(o)              Transactions with Affiliates
Schedule 3(p)              Capitalization
Schedule 3(q)              Indebtedness and Other Contracts
Schedule 3(r)              Litigation
Schedule 3(u)              Title
Schedule 3(v)              Intellectual Property
Schedule 3(y)              Key Employees
Schedule 4(d)              Use of Proceeds

                                                     EXHIBITS

Exhibit A                  Form of Certificate of Designations, Preferences
                           and Rights of the Series A Preferred Stock
Exhibit B                  Form of Certificate of Designations, Preferences
                           and Rights of the Series B Preferred Stock
Exhibit C                  Form of Certificate of Designations, Preferences
                           and Rights of the Series C Preferred Stock
Exhibit D                  Form of Registration Rights Agreement
Exhibit E                  Form of Company Counsel Opinion
Exhibit F                  Form of Irrevocable Transfer Agent Instructions
Exhibit G                  Form of Secretary's Certificate
Exhibit H                  Form of Officer's Certificate
Exhibit I                  Form of Warrant
Exhibit J                  Compliance Certificate
Exhibit K                  Investment Policy

         EXHIBIT J

                           COMPLIANCE CERTIFICATE

                                INTRAWARE, INC.

                           Date: ___________, _____

                   This certificate is given by INTRAWARE, INC., a Delaware corporation ("COMPANY"), pursuant to Section 4(o) of that certain Securities Purchase Agreement dated as of _____ __, 2000 among the Company and the Buyers referred to therein, as such agreement may have been amended, restated, supplemented or otherwise modified from time to time (the "SECURITIES PURCHASE AGREEMENT"). Capitalized terms used herein without definition shall have the meanings set forth in the Securities Purchase Agreement.

                   The officer executing this certificate is the Chief Financial Officer of the Company and as such is duly authorized to execute and deliver this certificate on behalf of the Company. By executing this certificate such officer hereby certifies to each of the Buyers that:

                        (a) the financial statements contained in the SEC Filing made on the date hereof are correct and complete and fairly present in accordance with GAAP the financial position and the results of operations of the Company and its Subsidiaries on a consolidated basis as of the dates of such financial statements (subject in the case of interim financial statements to normal year-end adjustments and the absence of footnote disclosure);

                        (b) he has reviewed the relevant terms of the Securities Purchase Agreement and have made, or caused to be made, under my supervision, a review of the transaction and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the SEC Filing to the date hereof, and, to the best of his knowledge, the Company, during the period covered by such financial statements contained in the SEC Filing, has observed and performed all of its covenants and other agreements, and satisfied every condition in the Securities Purchase Agreement to be observed, performed or satisfied by it, and he has no knowledge of any condition or event that constitutes a violation of Section 4(o) of the Securities Purchase Agreement;

                        (c) ANNEX A is a correct calculation of the applicable financial covenants contained in Section 4(o) of the Securities Purchase Agreement; and

                        (d) Neither this Certificate nor any of the attachments or annexes hereto contain or constitute any material, nonpublic information.

              IN WITNESS WHEREOF, the Company has executed this Compliance Certificate on _______________, _____.


                                     INTRAWARE, INC.


                                      By:
                                         -----
                                      Name:
                                           ----
                                           Chief Financial Officer